News Release

Marshall & Ilsley Corporation
770 North Water Street/Milwaukee, Wisconsin 53202


For release:  Immediately

For further information:  M.A. Hatfield (414) 765-7809


            MARSHALL & ILSLEY CORPORATION.
       SELLS $ 200 MILLION TRUST PREFERRED STOCK

   Milwaukee, Wisconsin--December 13, 1996 -- Marshall
& Ilsley Corporation today announced it has sold $ 200 million of Trust Preferred Stock through M&I Capital
Trust A in an institutional private placement. The stock has a dividend rate of 7.65 percent. The regulators consider the Trust Preferred Stock to be Tier 1 capital for the Corporation.

   Proceeds of the transaction will be used for general corporate purposes and to continue repurchasing
M&I common shares.

   The Trust Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.

   Marshall & Ilsley Corporation, with headquarters in
Milwaukee, Wisconsin, has over $14.4 billion in assets.
The Corporation has 29 affiliate banks serving the state from more than 225 offices and one bank in Phoenix, Arizona, with 12 offices. Marshall & Ilsley
Corporation stock is traded on NASDAQ under the symbol
"MRIS."